UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K filed by Arcimoto, Inc. with the Securities and Exchange Commission on January 14, 2022 (the “Original 8-K”). This Form 8-K/A is being filed to correct typographical errors in Item 1.01 of the Original 8-K and in Exhibit 5.1 thereto, each of which reflected the incorrect aggregate size of the Offering (as defined below) pursuant to the Sales Agreement (as defined below). No other changes have been made to the Original 8-K or the exhibits thereto.

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2022, Arcimoto, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Canaccord Genuity LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Agent, as sales agent (the “Offering”), up to $100.0 million of shares (the “Shares”) of its common stock. Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-261955) filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2021 (the “Form S-3”) and declared effective on January 13, 2022, and the 424(b) prospectus supplement relating to the Offering dated January 14, 2022.

In accordance with the terms of the Sales Agreement, the Company may offer and sell the Shares at any time and from time to time through or to the Agent, as sales agent. Sales of Shares pursuant to the Sales Agreement, if any, will be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Global Market, the existing trading market for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement. The Offering will terminate upon the earlier of (a) the sale of all of the Shares, or (b) the termination by written notice from the Company or by written notice from the Agent to the Company.

Under the terms of the Sales Agreement, the Agent will be entitled to a commission at a fixed rate of 3.0% of the gross sales price of Shares sold through the Agent under the Sales Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Sales Agreement, and agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company intends to use any net proceeds from the Offering for general corporate purposes, including to cover our operating expenses and inventory.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the opinion of Nelson Mullins Riley & Scarborough LLP, counsel to the Company, relating to the validity of the Shares to be issued in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.
10.1*	Equity Distribution Agreement, dated as of January 14, 2022, by and between Arcimoto, Inc. and Canaccord Genuity LLC.
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: January 20, 2022	By:	/s/ Mark Frohnmayer
Mark Frohnmayer
Chief Executive Officer

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